Form N-SAR
Item 77O

Name of Registrant:	American General Series Portfolio Company 3

Name of Portfolio:	American General Small Cap Growth Fund

Issuer:		Foundry Networks

Years of Operation:				More than 3

Underwriting Type:				Firm

Offering Type:		U.S. Registered

Underwriter from whom Purchased:	Deutsche, Morgan & Grenfell

Underwriting Syndicate Members:

Deutsche Bank Securities, Inc.       Merrill Lynch, Pierce, Fenner & Smith,
Inc.
        J.P. Morgan Securities, Inc.           Banc of America Securities, Inc.
	BancBoston robertson Stephens, Inc.	CIBC World Markets
	Donaldson, Lufkin & Jenrette Securities	Goldman Sachs & Company
	Hambrecht & Quist, LLC			Lehman Brothers, Inc.
        Soundview Technology Group, Inc.        Warburg Dillon Read, LLC
        Brean Murray & Co., Inc.                 Dain Rauscher Wessels
	E-Offering				FAC/Equities
        Ferris, Baker Watts, inc.             Gerard Klauer Mattison & Co, Inc.
	Kaufman Brothers, LP			C.L. King & Associates, Inc.
	Parker/Hunter Incorporated		Brad Perry Inc.
	Pennsylvania Merchant group		SunTrust Equitable Securities
Corporation
	Sutro & Co., Incorporated

Date Offering Commenced:	09/27/99

Date of Purchase:		09/27/99

Principal Amount of Offering:	5,000,000 shares

Offering price:	$25.00

Purchase price:	$25.00

Commission, spread or profit:	$1.75/share

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser:	24, 600 shares

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